UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Frontier Communications Parent, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This filing contains the following communications:
1.
A social media post issued by the President and Chief Executive Officer of Frontier Communications Parent, Inc. (the “Company”) relating to the Company’s entry into a definitive agreement to be acquired by Verizon Communications Inc. (the “Transaction”).

2.	An employee email the President and Chief Executive Officer of the Company sent to employees and posted on an internal site in connection with the Transaction.

1. On September 5, 2024, Nick Jeffery, the President and Chief Executive Officer of the Company, issued the following social media post on LinkedIn.

2. The following email was sent by Nick Jeffery, President and Chief Executive Officer of the Company, to employees and posted to an internal site on September 5, 2024.

Team,

It’s an exciting day at Frontier. Today, we have announced that Frontier will be acquired by Verizon in an all-cash transaction valued at $20 billion.

As you may know, our Board and Executive Committee have conducted an extensive and detailed strategic review over many months in which we examined the full range of options for how to best accelerate the success of our company. Having concluded this, I’m confident that a combination with Verizon will create an outstanding outcome for Frontier, our customers and all of you.

This is incredible recognition of the amazing progress we have all made over the last four years. Combining with Verizon will enable us to expand our ambitions and accelerate our ability to deliver the digital infrastructure our country needs. It marks the start of the next chapter in our ambition to Build Gigabit America.

In less than four years, we have defied all the odds. We have delivered an ambitious turnaround that has seen us rise from bankruptcy to claim our place as the largest pure-play fiber internet provider in the U.S. Today's announcement will enable us to continue building on our success in delivering reliable high-speed broadband connectivity to millions of Americans.

Importantly, Verizon recognizes our best-in-class fiber network and operations, industry-leading customer service and our 13,000 hard-working employees. As a result, Verizon is committed to honoring the collective bargaining agreements in place with respect to our union employees and otherwise to maintaining existing wage and benefit packages for at least one year following closing of the transaction. I know you will have many questions on 'what does this mean for me' and over the coming days, weeks and months we will ensure these are all addressed.

So, what comes next?

Today’s announcement is just the first step in a process to unite Frontier and Verizon. Both companies will remain entirely independent prior to closing, which is expected to occur in the next 18 months, subject to customary legal, regulatory and shareholder approvals. Until then, it’s business as usual at Frontier.

While I recognize this is big news that will take time to digest, we must stay focused on providing our customers with the same high-quality service they have come to expect from Frontier and ensure we continue our day-to-day work with all the focus and determination that has characterized the last four years.

You are the reason we have been able to turn Frontier into an extraordinary company, always finding ways to add value for our customers and setting new industry standards along the way. This work needs to continue and accelerate - just as we have always planned.

As a reminder, it’s important that we continue to speak with one voice as a company. If you are contacted by the media, or anyone at all from outside of the company, please do not engage and send details to communications@ftr.com.

On Friday, I’ll host a special edition of Listen Live at 10am CT to share more details. I will be joined by Verizon and the whole of our ExCo. You’ll receive an invite to attend soon.

Finally, I want to thank you all for everything you've done to transform Frontier over the last four years and your continued commitment to Building Gigabit America. Together we have built an amazing company and achieved what many thought was impossible.

I hope you are as proud as I am.

Let’s go Frontier!

Forward-Looking Statements

This communication contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, statements that relate to the proposed transaction. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “intend,” “plan,” “may,” “will,” “would” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

A wide range of factors could materially affect future developments and performance, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by the stockholders of Frontier Communications Parent, Inc. (the “Company”); (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) other risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Quarterly Report”) filed by the Company with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Report and (B) any other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

This list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company does not intend, nor does it undertake any duty, to update any forward-looking statements.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2024 (the “2024 Proxy”) (and available here). Please refer to the sections entitled “Proposal One: Election of Directors,” “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management” in the 2024 Proxy. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the 2024 Proxy, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: John Harrobin on May 7, 2024; William McGloin on May 7, 2024 and June 21, 2024; Scott C. Beasley on May 7, 2024; Mark D. Nielsen on May 7, 2024; John G. Stratton on May 7, 2024; Veronica Bloodworth on May 7, 2024; Alan Gardner on May 7, 2024; Maryann Turcke on May 30, 2024; Kevin L. Beebe on May 30, 2024; George Haywood Young III on May 30, 2024; Pamela L. Coe on May 30, 2024; Lisa Chang on May 30, 2024; Stephen Charles Pusey on May 30, 2024; Pratabkumar Vemana on May 30, 2024; and Margaret Mary Smyth on May 30, 2024. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Verizon Communications Inc. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov or from the Company’s Investor Relations webpage at www.investor.frontier.com or by contacting the Company’s Investor Relations by e‑mail at ir@ftr.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.